AMENDED AND RESTATED
BYLAWS
OF
NEW GENERATION BIOFUELS HOLDINGS, INC.

ARTICLE I
BUSINESS OFFICES

New Generation Biofuels Holdings, Inc. (the “Corporation”) shall have such offices as its business may require within or without the State of Florida.

ARTICLE II
REGISTERED OFFICES AND REGISTERED AGENT

2.1           Florida

The address of the registered office in the State of Florida and the name of the registered agent of the Corporation at such address are set forth in the Articles of Incorporation as amended from time to time. The Corporation may, from time to time, designate a different address as its registered office or a different person as its registered agent, or both; provided, however, that such designation shall become effective upon the filing of a statement of such change with the Department of State of the State of Florida as required by law.

2.2           Other States

In the event the Corporation desires to qualify to do business in one or more states other than Florida, the Corporation shall designate the location of the registered office or location of the registered or resident agent in each such state and designate the registered or resident agent for service of process at such address in the manner provided by the law of the state in which the Corporation elects to be qualified.

ARTICLE III
SHAREHOLDERS MEETINGS

3.1           Place of Meetings

Meetings of the shareholders shall be held at such place (if any), as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

3.2           Annual Meeting

An annual meeting of the shareholders for the election of directors and for the transaction of other business as may be properly brought before the meeting shall be held on such date and at such time and place (if any) to be fixed by the Board of Directors and stated in the notice of meeting.

3.3           Special Meetings

Special meetings of the shareholders shall be convened if called by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors, or if requested in writing by the holders of not less than one-tenth (1/10) of all the shares outstanding and entitled to vote at the meeting. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

3.4           Advanced Notice of Shareholder Proposals and Director Nominations

Nominations of persons for election to the Board of the Corporation and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or a Committee thereof, or (C) by any shareholder of the Corporation (i) who was a shareholder of record of the Corporation (and with respect to any beneficial owner, if different, on whose behalf such nomination or proposal is made, only if such beneficial owner was the beneficial owner of shares of the corporation) at the time the notice provided for in this Section 3.4 is delivered to the Secretary of the Corporation and remains a shareholder of record (and with respect to any beneficial owner, remains a beneficial owner) through the time of the meeting, (ii) who is entitled to vote at the meeting and (iii) who complies with the notice procedures set forth in this Section 3.4; clause (C) shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of the prior paragraph, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder’s notice shall set forth:

3.4.1         as to each person whom the shareholder proposes to nominate for election or reelection as a director; all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

3.4.2         as to any business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

3.4.3         as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (2) the class and number of shares of the Corporation which are owned beneficially and of record by each shareholder and such beneficial owner.

Only such persons who are nominated in accordance with the procedures set forth herein shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth herein. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth herein and, if any proposed nomination or business is not in such compliance, to declare that such defective proposal shall be disregarded.

Notwithstanding the foregoing provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing herein shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

3.5           Notice

Written notice stating the place, day, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date named for the meeting. Notice shall be given either personally, or by first class United States mail, or by other method of delivery, or by facsimile or other form of electronic communication, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting. If notice is given by a class of United States mail other than first class, notice shall be mailed at least 30 days before the date of the meeting or such other time as may be required under the FBCA. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at that shareholder’s address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

3.6           Notice of Adjourned Meetings

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in paragraph 3.4 above, to each shareholder of record on the new record date who is entitled to vote at such meeting.

3.7           Waiver of Notice

Whenever notice is required to be given to any shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether signed before, during, or after the time stated in the waiver, shall be the equivalent of the giving of such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in the written waiver of notice.

3.8           Closing of Transfer Books and Fixing Record Date

The Board of Directors may close the stock transfer books of the Corporation or otherwise make a determination of shareholders for any purpose, in accordance with the provisions of the Florida Business Corporation Act.

3.9           Record of shareholders Having Voting Rights

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of, and the number and class and series, if any, of shares held by, each. The list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation, at the principal place of business of the Corporation, or at the office of the transfer agent or registrar of the Corporation; and any shareholder shall be entitled to inspect the list at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. If the requirements of this section have not been substantially complied with, then on demand of any shareholder in person or by proxy, the meeting shall be adjourned until there has been compliance with the requirements. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

3.10         Shareholder Quorum

The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class or series of stock, the holders of a majority of the shares of such class or series, represented in person or by proxy, shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present at a properly held meeting of the shareholders, action on a matter by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless, the vote of a greater number or voting by classes (i) is required by the Articles of Incorporation, or (ii) has been provided for in an agreement among all shareholders entered into pursuant to and enforceable under the Florida Business Corporation Act. After a quorum has been established at a shareholders meeting, the subsequent withdrawal of shareholders or their proxies, reducing the number of shares represented and entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

3.11         Proxies

Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting, or a shareholder’s duly authorized attorney-in-fact, may authorize another person or persons to act for that shareholder by proxy in accordance with the provisions of the Florida Business Corporation Act.

3.12         Action by Shareholders Without a Meeting

shareholder action may be taken by written consent in lieu of a meeting in accordance with the provisions of the Florida Business Corporation Act.

ARTICLE IV
DIRECTORS

4.1           Function

Except as otherwise provided in the Florida Business Corporation Act or in the Articles of Incorporation, as amended from time to time, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

4.2           Qualification

Directors need not be residents of Florida or shareholders of the Corporation; however, each director shall meet such qualifications as may be set forth in the Articles of Incorporation, as amended from time to time, and in the laws of the State of Florida.

4.3           Compensation

The Board of Directors shall have authority to fix the compensation of directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

4.4           Number

The number of directors shall be no more than ten (10) and no less than one (1), regardless of the number of shareholders. Such number may be increased or decreased from time to time by amendment to these Bylaws or the Articles of Incorporation, as amended from time to time, or by the Board of Directors or the shareholders of the Corporation. The Board of Directors may fix by resolution the actual number of directors within the limits specified above.

4.5           Election and Term

At each annual meeting the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified, or until his earlier resignation, removal from office, or death.

4.6           Removal of Directors

Any director, or the entire Board of Directors, may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, in accordance with the provisions of the Florida Business Corporation Act. If a director is appointed to fill a vacancy on the Board of Directors by the remaining directors as set forth in paragraph 4.7 below and such director has not been reelected or approved at any time by the shareholders of the Corporation, such director may be removed, with or without cause, by a majority of the directors present at any meeting at which a quorum is present.

4.7           Vacancies

Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors.

4.8           Quorum and Voting

A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business. Subject to other provisions of these Bylaws, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting were announced at the time of the adjournment, to the other directors.

4.9           Executive and Other Committees

4.9.1       The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, as limited by the Florida Business Corporation Act.

4.9.2       The Board of Directors, by resolution adopted in accordance with paragraph 4.9.1 above, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

4.10        Place of Meetings

Regular or special meetings of the Board of Directors may be held within or without the State of Florida.

4.11        Time, Notice and Call of Meetings

4.11.1         Regular meetings of the Board of Directors shall be held immediately preceding or following the annual meeting of shareholders each year; regular meetings may be held at such other times as the Board of Directors may fix; special meetings may be held at such times as called by the Chairman of the Board, the President of the Corporation or any two directors.

4.11.2         Notice, if required, shall be given by (i) giving notice to such director in person or by telephone, facsimile, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) delivering written notice by hand to his or her last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice to her or her last known business or home address at least two (2) days before the meeting. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

4.11.3         Members of the Board of Directors may participate in a meeting of such board by conference telephone or similar communications equipment by means of which all persons participating in the meeting may simultaneously hear each other during the meeting. A director participating in a meeting by these means is deemed to be present in person at a meeting.

4.12        Action Without a Meeting

Any action which is required to be taken, or which may be taken, at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed or consented to by authenticated electronic communication (including e-mail, pdf, and facsimile), by that number of directors that would be required to approve such action at a meeting at which all directors were present, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the directors or of the committee, provided that any action requiring shareholder approval shall require the written consent of all directors. Any consent signed by all the directors shall have the same effect as a unanimous vote.

4.13        Director Conflicts of Interest

4.13.1         No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association, or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, if: (i) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (ii) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (iii) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the directors, a committee, or the shareholders.

ARTICLE V
OFFICERS

5.1           Officers

The Board of Directors shall determine from time to time the offices of the Corporation, which may consist of chairman of the board, president, any number of vice presidents, a secretary, assistant secretary(ies), a treasurer, assistant treasurer(s), and such other offices as may be determined from time to time by the Board of Directors. Any two or more offices may be held by the same person. The officers shall be elected by the Board of Directors and shall meet such qualifications as shall be determined by the Board of Directors under the authority of the Articles of Incorporation and of the laws of the State of Florida.

5.2           Duties

Except as may be modified from time to time by the Board of Directors, the powers and duties of the officers shall be as follows:

5.2.1          The chairman of the board shall preside at all meetings of shareholders and of the Board of Directors, and shall have the powers and perform the duties usually pertaining to such office, and shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors.

5.2.2          The president shall be the chief executive officer of the Corporation, and shall have general and active management of the business and affairs of the Corporation, under the direction of the Board of Directors. Unless the Board of Directors has appointed another presiding officer, the president shall preside at all meetings of the shareholders.

5.2.3          Vice presidents shall have such powers and perform such duties as usually pertain to such office or as are properly required of him by the Board of Directors. In the absence or disability of the president, the vice president(s) (in order of their seniority) shall perform the duties and exercise the powers of the president.

5.2.4          The secretary shall have custody of, and maintain, all the corporate records except the financial records, and shall record the minutes of all meetings of the shareholders and the Board of Directors and its committees, send all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or the president.

5.2.5          The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of shareholders and whenever else required by the Board of Directors or the president, and shall perform such other duties as may be prescribed by the Board of Directors or the president.

5.2.6          The assistant secretary(ies), assistant treasurer(s), and other assistant officers may exercise, subject to supervision by the officer for whom they act as assistant(s), except as otherwise provided for by the Board of Directors, the powers and duties that pertain to such offices respectively and any such other powers and duties which may be delegated to them.

5.3           Term of Office

Unless otherwise provided at the time of his election, each person named as an officer of the Corporation by the Board of Directors shall hold office until the meeting of the Board of Directors following or concurrent with the next succeeding annual meeting of the shareholders, and until his successor shall have been elected and qualified; or until his earlier resignation, removal from office, or death.

5.4           Removal of Officer

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby.

5.5           Vacancies

Any vacancy, however occurring, in any office may be filled by the Board of Directors.

ARTICLE VI
STOCK CERTIFICATES

6.1           Authorization

The Corporation may issue shares of stock authorized by and in accordance with its Articles of Incorporation, as may be amended from time to time, and none other. No shares may be validly issued or transferred in violation of any provision of these Bylaws or in violation of any agreement, to which the Corporation is a party, respecting the issuance or transfer of shares.

6.2           Certificated and Uncertificated Shares.

Shares of the Corporation’s stock may be certificated or uncertificated, as provided under Florida law. All certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate representing shares shall state upon the face thereof: the name of the Corporation; that the Corporation is organized under the laws of Florida; the name of the person or persons to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share represented by such certificate or a statement that the shares are without par value and shall be signed by the Chairman of the Board, the Chief Executive Officer or the President and the Treasurer or the Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar. Each certificate representing shares which are restricted as to their beneficial ownership or transferability, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. In lieu of such statement or summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any shareholder, upon request and without charge, a full statement of such information. At the time of issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of information required on the certificates by the Florida Business Corporation Act.

6.3           Transfer of Stock

Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation shall have conspicuously noted on the face or back the certificate either the full text of the restriction or a statement of the existence of such a restriction. Except as otherwise established by rules and regulations established by the Board of Directors, and subject to applicable law, transfers of shares of stock shall be made on the books of the Corporation by the surrender to the Corporation or its transfer agent of a share certificate, in the case of shares of stock represented by a certificate, or uncertificated security representing such shares properly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Articles of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

6.4           Lost, Stolen, or Destroyed Certificates

The Corporation shall issue a new stock certificate duplicating any certificate previously issued, if the holder of record of the certificate: (i) submits proof in affidavit form that it has been lost, destroyed, or wrongfully taken; (ii) requests the issuance of a new certificate, before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (iii) gives bond, in such form as the Corporation may direct, to indemnify the Corporation, the transfer agent, and the registrar against any claim that may be made on account of the alleged loss, destruction, or theft of such certificate; and (iv) satisfies any other reasonable requirements imposed by the Corporation.

ARTICLE VII
BOOKS AND RECORDS

7.1           Books and Records

7.1.1           The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and committees of directors.

7.1.2           The Corporation shall keep, at its registered office or principal place of business or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders, and the number, class, and series, if any, of the shares held by each.

7.1.3           Any books, records, and minutes may be in written form or in any other form capable of being converted into written form within a reasonable time.

7.2           Shareholders’ Inspection Rights

Shareholders of record shall have the right to examine and make extracts from the books and records of the Corporation to the extent provided in the Florida Business Corporation Act.

7.3           Financial Information

The Corporation shall furnish to its shareholders annual financial statements to the extent required by the Florida Business Corporation Act.

ARTICLE VIII
INDEMNIFICATION

Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person): (i) who is or was a director or officer of the Corporation; (ii) who is or was an agent or employee of the Corporation other than an officer and as to whom the Corporation has agreed to grant such indemnity; or (iii) who is or was serving at the request of the Corporation as its representative in the position of a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity; shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by the Florida Business Corporation Act or by current or future judicial or administrative decision, against any fine, liability, cost or expense, including attorneys’ fees, asserted against him or incurred by him in his capacity as such director, officer, agent, employee, or representative, or arising out of his status as such director, officer, agent, employee or representative. The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled. The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

ARTICLE IX
APPLICABLE LAW

These Bylaws shall be construed and enforced in accordance with the laws of the State of Florida. All references in these Bylaws to the Florida Business Corporation Act and to sections thereof shall refer to such sections as same may be amended from time to time; however, in the event any amendment thereto is not required to be retroactively applied to the Corporation, the Board of Directors may elect to continue to comply with the provisions theretofore in effect or to comply with the provisions as amended. In the event all the shareholders enter into an agreement under the provisions of the Florida Business Corporation Act, any provisions of that agreement, which by the terms of the agreement are intended to supersede provisions of these Bylaws that are inconsistent therewith, as well as provisions of the Articles of Incorporation, shall govern and shall supersede these Bylaws.

ARTICLE X
GENERAL PROVISIONS

10.1         Fiscal Year

The fiscal year of the Corporation shall be specified by the Board of Directors.

10.2         Corporate Seal

The corporate seal, if one is adopted, shall be in such form as shall be approved by the Board of Directors.

10.3         Severability

Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

10.4         Facsimile Signatures

In addition to the provisions for use of facsimile signatures elsewhere specifically authorized by these Bylaws, facsimile signatures of any officer or officers of the Corporation maybe used whenever and as authorized by the Board of Directors or a committee thereof.

10.5         Plural

As contained in these Bylaws, references to the singular shall include the singular and the plural.

10.6         Electronic Transmission

For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE XI
AMENDMENT

These Bylaws may be repealed or amended, and new Bylaws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide that such Bylaw is not subject to amendment or repeal by the directors.